Exhibit 3.2

BYLAWS

OF

COMPLETE GENOMICS, INC.,

a Delaware corporation

BYLAWS

OF

COMPLETE GENOMICS, INC.,

a Delaware corporation

2

3

BYLAWS

OF

COMPLETE GENOMICS, INC.

a Delaware corporation

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of Complete Genomics, Inc. (hereinafter called the “Corporation”) shall be at such place in the State of Delaware as shall be designated by the Board of Directors (the “Board”).

Section 1.2 Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.

Section 1.3 Other Offices. The Corporation may also have an office or offices at such other places, either within or without the State of Delaware, as the Board may from time to time designate or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Time and Place of Meetings. Meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2 Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

Section 2.3 Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board.

Section 2.4 Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or at the place of the meeting, and the list shall also be available at the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.5 Notice of Meetings.

(a) Written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting has been called, shall be given to each stockholder of record, whether or not entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the date of the meeting. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

(b) Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.6 Quorum and Adjournment. The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation; provided, however, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If it shall appear that such quorum is not present or represented at any meeting of stockholders, the Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting.

Section 2.7 Voting. In all matters, when a quorum is present at any meeting, the vote of the holders of a majority of the shares of capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Such vote may be viva voce or by written ballot; provided, however, that the Board may, in its discretion, require a written ballot for any vote, and further provided that all elections for directors must be by written ballot upon demand made by a stockholder at any election and before the voting begins.

Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

Section 2.8 Action Without Meeting. Unless otherwise restricted by applicable law or by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if a majority of the shares of stock issued and outstanding and entitled to vote (unless a greater vote is required by law) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of stockholders.

ARTICLE III

DIRECTORS

Section 3.1 Powers. The Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers. The Board may establish procedures and rules, or may authorize the Chairman of any meeting of stockholders to establish procedures and rules, for the fair and orderly conduct of any meeting including, without limitation, registration of the stockholders attending the meeting, adoption of an agenda, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the results thereof, the timing of the opening and closing of the polls, and the physical layout of the facilities for the meeting.

Section 3.2 Number, Election and Tenure. The Board shall consist of one or more members. The exact number shall be determined from time to time by resolution of the Board. Directors shall be elected at the annual meeting of stockholders, and each director shall serve until such person’s successor is elected and qualified or until such person’s death, retirement, resignation or removal.

Section 3.3 Vacancies and Newly Created Directorships. Any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the Board then in office, provided that a quorum is present, and any other vacancy on the Board may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Section 3.4 Meetings. The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Section 3.5 Annual Meeting. The Board shall meet as soon as practicable after each annual election of directors.

Section 3.6 Regular Meetings. Regular meetings of the Board shall be held at such time and place as shall from time to time be determined by resolution of the Board. Notice of the time, place and purpose of any such meeting shall be given to the directors by the

Secretary, or in case of the Secretary’s absence, refusal or inability to act, by any other officer. Any such notice may be given by mail, by electronic mail, by telephone, by personal service, or by any combination thereof as to different directors at least 72 hours in advance of such meeting.

Section 3.7 Special Meetings. Special meetings of the Board may be called at any time, and for any purpose permitted by law, by the Chairman of the Board (or, if the Board does not appoint a Chairman of the Board, the President), or by the Secretary on the written request of any two members of the Board unless the Board consists of only one director in which case the special meeting shall be called on the written request of the sole director, which meetings shall be held at the time and place designated by the person or persons calling the meeting. Notice of the time, place and purpose of any such meeting shall be given to the directors by the Secretary, or in case of the Secretary’s absence, refusal or inability to act, by any other officer or by any director. Any such notice may be given by mail, by electronic mail, by telephone, by personal service, or by any combination thereof as to different directors at least 24 hours in advance of such meeting.

Section 3.8 Quorum. At all meetings of the Board, (i) a majority of the total number of directors shall constitute a quorum for the transaction of business, unless all of the members of the Board execute a written consent pursuant to Section 3.12 agreeing to a lower quorum requirement for taking a specific business transaction; provided that any such lower quorum requirement shall not be less than one-third of the total number of members of the Board, and (ii) the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law or by the Certificate of Incorporation or by these Bylaws. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though a quorum is not present, as required in this Section, a majority of the directors present at any meeting of the Board, either regular or special, may adjourn from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

Section 3.9 Fees and Compensation. Each director and each member of a committee of the Board shall receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.10 Meetings by Telephonic Communication. Members of the Board or any committee thereof may participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 3.11 Committees. The Board may, by resolution passed by a majority of the whole Board, designate committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Upon the absence or disqualification of a member of a committee, if the Board has not designated one or more alternates (or if such alternate(s) are then absent or disqualified), the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member or alternate. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to: (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the Delaware General Corporation Law (the “DGCL”) fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (b) adopting an agreement of merger or consolidation under Section 251 or 252 of the DGCL; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the Bylaws of the Corporation. Unless the resolution appointing such committee or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Each committee shall have such name as may be determined from time to time by resolution adopted by the Board. Each committee shall keep minutes of its meetings and report to the Board when required.

Section 3.12 Action Without Meetings. Unless otherwise restricted by applicable law or by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 3.13 Removal. Unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote at an election of directors.

Section 3.14 Chairman of the Board. The Board may, at its election, appoint a Chairman of the Board who shall have authority to call and preside at all meetings of the stockholders and of the Board. The Chairman of the Board shall not have authority to act as an officer of the Corporation, sign stock certificates or otherwise act as an agent of the Corporation, except as expressly authorized by the Board.

ARTICLE IV

OFFICERS

Section 4.1 Appointment and Salaries. The officers of the Corporation shall be appointed by the Board and shall be a President and a Secretary. The Board may also appoint a Chief Executive Officer, a Chief Financial Officer and one or more Vice Presidents and the Board or the President may appoint such other officers (including Assistant Secretaries and Treasurers) as the Board or the President may deem necessary or desirable. The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board shall fix the salaries of all officers appointed by it. Unless prohibited by applicable law or by the Certificate of Incorporation or by these Bylaws, one person may be elected or appointed to serve in more than one official capacity. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

Section 4.2 Removal and Resignation. Any officer may be removed, either with or without cause, by the Board or, in the case of an officer not appointed by the Board, by the President. Any officer may resign at any time by giving notice to the Board, the President or Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

Section 4.3 Chief Executive Officer. The Chief Executive officer shall have general and active management, supervision, direction, and control of the business of the corporation. He or she shall assist in the management of the corporation, and in the absence or disability of or upon the delegation by the Chairman of the Board, he or she shall preside at all meetings of stockholders and of the Board. He or she shall report from time to time to the Board all matters within his or her knowledge which the interest of the corporation may require to be brought to the attention of the Board. The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation and shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his or her office and shall have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board.

Section 4.4 President. Subject to such powers, if any, as may be given by the Board to the Chief Executive Officer, if there are such officer, the President shall have supervising authority over and may exercise general executive powers concerning all of the operations and business of the Corporation, with the authority from time to time to delegate to other officers such executive and other powers and duties as he or she may deem advisable. The President shall also perform such duties as may be specifically assigned to him or her from time to time by the Board or the Chief Executive Officer. If there be no Chief Executive Officer, or in their absence, the President shall preside at all meetings of the stockholders and of the Board, unless the Board appoints another person who need not be a stockholder, officer or director of the Corporation, to preside at a meeting of stockholders.

Section 4.5 Vice President. In the absence of the President, or in the event of the President’s inability or refusal to act, the Vice President, if any, (or if there be more than one Vice President, the Vice Presidents in the order of their rank or, if of equal rank, then in the order designated by the Board or the President or, in the absence of any designation, then in the order of their appointment) shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The rank of Vice Presidents in descending order shall be Executive Vice President, Senior Vice President and Vice President. The Vice President shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 4.6 Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Board (unless the Board shall otherwise determine) and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the committees when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board. The Secretary shall have custody of the corporate seal of the Corporation and shall (as well as any Assistant Secretary) have authority to affix the same to any instrument requiring it and to attest it. The Secretary shall perform such other duties and have such other powers as the Board or the President may from time to time prescribe.

Section 4.7 Chief Financial Officer. The Chief Financial Officer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Chief Financial Officer may disburse the funds of the Corporation as may be ordered by the Board or the President, taking proper vouchers for such disbursements, and shall render to the Board at its regular meetings, or when the Board so requires, an account of transactions and of the financial condition of the Corporation. The Chief Financial Officer shall perform such other duties and have such other powers as the Board or the President may from time to time prescribe.

If required by the Board, the Chief Financial Officer and Assistant Chief Financial Officer or Treasurer, if any, shall give the Corporation a bond (which shall be renewed at such times as specified by the Board) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such person’s office and for the restoration to the Corporation, in case of such person’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person’s possession or under such person’s control belonging to the Corporation.

Section 4.8 Assistant Officers. An assistant officer shall, in the absence of the officer to whom such person is an assistant or in the event of such officer’s inability or refusal to act (or, if there be more than one such assistant officer, the assistant officers in the order designated by the Board or the President or, in the absence of any designation, then in the order of their appointment), perform the duties and exercise the powers of such officer. An assistant officer shall perform such other duties and have such other powers as the Board or the President may from time to time prescribe.

ARTICLE V

SEAL

It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature.

ARTICLE VI

STOCK

Section 6.1 Certificated and Uncertificated Stock. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him or her in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of the issue.

Section 6.2 Special Designation on Certificates. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock. Except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

ARTICLE VII

REPRESENTATION OF SHARES OF OTHER CORPORATIONS

Any and all shares of any other corporation or corporations standing in the name of the Corporation shall be voted, and all rights incident thereto shall be represented and exercised on behalf of the Corporation, as follows: (a) as the Board may determine from time to time, or (b) in the absence of such determination, by the Chairman of the Board, or (c) if the Chairman of the Board shall not vote or otherwise act with respect to the shares, by the President. The foregoing authority may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

ARTICLE VIII

TRANSFERS OF STOCK

Upon surrender of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE IX

LOST, STOLEN OR DESTROYED CERTIFICATES

The Board may direct a new certificate or certificates be issued in place of any certificate theretofore issued alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance, require the owner of such certificate or certificates, or such person’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the lost, stolen or destroyed certificate.

ARTICLE X

RECORD DATE

The Board may fix in advance a date, which shall not be more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, nor more than sixty (60) days prior to any other action, as a record date for the determination of stockholders entitled to notice of or to vote at any such meeting and any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise the rights in respect of any change, conversion or exchange of stock, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE XI

REGISTERED STOCKHOLDERS

The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.

ARTICLE XII

FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board.

ARTICLE XIII

AMENDMENTS

Subject to any contrary or limiting provisions contained in the Certificate of Incorporation, these Bylaws may be amended or repealed, or new Bylaws may be adopted (a) by the affirmative vote of the holders of at least a majority of the common stock of the Corporation, or (b) by the affirmative vote of the majority of the Board at any regular or special meeting. Any Bylaws adopted or amended by the stockholders may be amended or repealed by the Board or the stockholders.

ARTICLE XIV

DIVIDENDS

Section 14.1 Declaration. Dividends on the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock.

Section 14.2 Set Aside Funds. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall determine to be in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XV

INDEMNIFICATION AND INSURANCE

Section 15.1 Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 15.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

Section 15.2 Indemnification of Others. The Corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

Section 15.3 Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article XV or otherwise.

Section 15.4 Determination; Claim. If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this Article XV is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 15.5 Non-Exclusivity of Rights. The rights conferred on any person by this Article XV shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 15.6 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 15.7 Other Indemnification. The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 15.8 Continuation of Indemnification. The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article XV shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

Section 15.9 Amendment or Repeal. The provisions of this Article XV shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article XV the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article XV are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article XV shall not adversely affect any right or protection (a) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (b) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

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